CONTRACT OF SALE

SECURITY AGREEMENT

(LOC Form 5)

This Contract of Sale and Security Agreement dated for purposes of reference March  13, 2007; is between the undersigned, Freundlich Supply Company, Inc., hereinafter called "CLIENT", and Greater Bay Business Funding, a division of Greater Bay Bank, NA hereinafter called "GBBF ", agree as follows:

PURPOSE OF AGREEMENT:

1.  CLIENT desires to obtain short-term financing by selling, to GBBF ALL Accounts receivable. GBBF agrees to Purchase CLIENT’s Accounts from time to time at a discount below face value, utilizing an advance formula for the purchase of ALL Accounts based upon advances against Acceptable/Eligible Accounts.  It is clearly understood by both parties that ALL Accounts of CLIENT are to be sold to GBBF.

DEFINITIONS:

2.  "Account" means any right of payment for goods sold, or leased, and delivered, or services rendered, any specific transaction, or any right of payment.

3.  "Advance Formula" means the maximum amount available to CLIENT from GBBF for the purchase of All Accounts will not exceed 80% of Acceptable/Eligible Accounts.

4.  "Acceptable/Eligible Account" means an Account conforming to the Warranties and terms set forth herein that has not been outstanding for more than 90 DAYS from the date of invoice, has been underwritten and approved by GBBF, and has not been reduced from the original amount billed by, credit memo, offset, adjustment of any kind, or partial payment subsequent to invoice date.

5.  "Customer" means CLIENT's Customer or the Account debtor.

6.  "CLIENT" means the seller of All Accounts.

7.  "Collateral" means the intangible or tangible property given as security to GBBF by CLIENT for any obligations and liabilities of CLIENT to GBBF under the Agreement.

8.  "Warrant" means to guarantee, as a material element of this Agreement.

9.  "Credit Problem" means Customer is unable to pay his debts because of problems or insolvency.

10. "Customer Dispute" means any claim by Customer against CLIENT, of any kind whatsoever, valid or invalid, that reduces the amount collectible from Customer by GBBF.

CLIENT COVENANTS:

11.  CLIENT agrees to sell to GBBF ALL Accounts Receivable, (Accounts) mechanic's lien(s), and rights to payment under any stop notice(s), or bonded stop notice(s) securing payment of those Accounts created by CLIENT in the course of its business, existing as of the date of this agreement or thereafter created during the term of this agreement, subject to approval and verification by GBBF. GBBF is not obligated to advance funds for the purchase of All Accounts from CLIENT.  When CLIENT notifies GBBF of it's Accounts, CLIENT shall provide a copy of the original  Assigned Account (Invoice)   a copy of the bill of lading contract, purchase order, purchase order number, and/or any other requisite supporting documentation corresponding to said Accounts and appropriate to the business of CLIENT, as requested by GBBF.

12.  CLIENT shall prepare and give to GBBF proper written assignments of Accounts, mechanic's lien(s) on forms provided by GBBF.  The execution of said assignments shall transfer to GBBF all of CLIENT’s right, title and ownership to ALL Accounts.  CLIENT or GBBF by this agreement will properly mark Accounts, as assigned and sold to GBBF, and GBBF is authorized to notify Customer of said sale and assignment.

13.  CLIENT represents and Warrants to GBBF that:

a. CLIENT is sole and absolute owner of any and all Accounts and mechanic's liens and rights to payment under any stop notices, or bonded stop notices, sold and assigned hereunder, and CLIENT has full legal right to make said sale, assignment, and/or transfer.

b. All Accounts sold to GBBF are an accurate statement of a bonafide sale, delivery and acceptance of merchandise, or performance of service by CLIENT to / for Account-debtor.  Accounts are not contingent upon the fulfillment by CLIENT and each Account-debtor's business is believed to be solvent.  The terms for payment of said Accounts are Net 30 days or as expressly set forth on the face of said sold and assigned Accounts, and

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the payment of said Accounts are not contingent upon the fulfillment by CLIENT of any further performance of any nature whatsoever.  CLIENT shall accept no returns and shall grant no allowances or credits to any sold and Assigned Account of any Account-debtor without the prior written approval of GBBF.

c. There are no known setoffs, Customer Disputes, adverse claims, defenses, and/or liens whatsoever against the payment of Accounts, and Account's mechanic's liens have not been previously assigned or encumbered by CLIENT in any manner whatsoever.  CLIENT will, immediately upon sale of Accounts to GBBF make proper entries on its books and records disclosing the absolute sale of Accounts to GBBF and CLIENT will post no payment unless it is reflected in a payment report from GBBF.

d. CLIENT will promptly notify GBBF in writing of any proposed change in CLIENT'S place of business, name, legal entity, corporate structure, record-keeping location, and/or as to any additional place of business, or expiration of any special license(s), or transfer of assets, or technology, to a third party, or proposed change in ownership in excess of twenty five percent, (25%), of outstanding shares;

e. CLIENT does not own, control, manage, participate in management, or have any involvement and/or association whatsoever with the business of any Account-debtor related to any Accounts sold and assigned hereunder;

f. There are no financing statements now on file in any public office governing, any Account, Inventory or work in process of CLIENT in which CLIENT is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect to this Agreement, or those statements now on file that have been disclosed in writing by CLIENT to GBBF.  CLIENT will not execute any financing statements pledging Accounts receivables, inventory or work in process,  in favor of any other person or entity, excepting GBBF, for the term of this Agreement;

g. CLIENT'S taxes are not delinquent nor has CLIENT been subject to a tax levy by any governmental entity nor are there now on file in any public office tax liens affecting CLIENT other than those delinquencies, levies and/or liens which have been disclosed by CLIENT to GBBF;

h. All records, statements, books, or other documents shown to GBBF by CLIENT at any time, either before, or after the signing of the Agreement are true and accurate;

i. CLIENT has served or caused to be served any and all preliminary 10-day notices required by law to perfect or enforce any mechanic's lien for All Accounts to insure perfection of ownership for GBBF and the information contained on those preliminary 10-day notices is true, correct, and properly recorded, to Seller's knowledge and belief;

j. Waivers and releases for all labor, services, equipment, or material of CLIENT and others will be submitted on GBBF’s form concurrent with Accounts.

14.  CLIENT and GBBF agree that GBBF will have FULL RECOURSE against CLIENT and CLIENT shall be liable to repay to GBBF any amount paid by GBBF to CLIENT in consideration for the sale, transfer, and assignment of Accounts.

15.  All Accounts shall be the sole property of GBBF, but if for any reason a payment owing on said Accounts shall be paid to CLIENT; CLIENT shall promptly notify GBBF of such payment, shall hold any check, draft or money so received in trust and for the benefit of GBBF, and shall pay over such check or draft in-kind, or money, to GBBF promptly and without delay.  All of CLIENT's invoices shall bear the address of a Lock Box acceptable to GBBF; as the "REMIT TO" address, and CLIENT agrees that ALL remittances for payment on ALL Accounts shall be made to the Lock Box or other repository authorized in writing by GBBF.

16.  CLIENT will furnish GBBF periodic statements, accounts receivable agings, journals, bank records, and other information as requested by GBBF from time to time.

17.  CLIENT will not pledge the credit of GBBF to any other person, or business for any purpose whatsoever.

18.  CLIENT is properly licensed and authorized to operate the business of Freundlich Supply Company, Inc., under the trade name of SAME, and CLIENT'S trade name has been properly filed and published as required by the laws of the State of Delaware.

19.  CLIENT'S business is solvent.

20.  CLIENT will not sell Accounts, or pledge Accounts to any party, except to GBBF for the period of this Agreement unless specific Accounts are subordinated and released by GBBF in writing.

21.  CLIENT will not transfer, pledge, or give a security interest of the Assets sold or Collateral granted to GBBF to any other party.

22.  CLIENT will not change, or modify the terms of the original sold and assigned Account with Customer unless

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GBBF first consents to such change in writing. GBBF agrees to provide a prompt response to CLIENT request for modification or change with respect to an Assigned Account.   For example, CLIENT may not extend credit to a Customer beyond Net 30 days or the time set forth on the face of the sold and Assigned Account without prior written consent from GBBF.

23.  NOTICE OF DISPUTE: CLIENT must immediately notify GBBF of Customer Disputes greater than $400.00 in total for any one Customer.

24.  POWER OF ATTORNEY: In order to carry out this Agreement and avoid unnecessary notification of Customers. CLIENT irrevocably appoints GBBF, or any person designated by GBBF, as its special attorney in fact, or agent, with power to:

a. strike out CLIENT'S address on all Accounts mailed to Customers and put on GBBF 's address.

b. receive, direct and forward, open, and dispose of all mail addressed to CLIENT, or to CLIENT'S fictitious trade name via GBBF's address.

c. endorse the name of CLIENT, or CLIENT'S fictitious trade name on any checks or other evidences of payment that may come into the possession of GBBF on Accounts purchased by GBBF and on any other documents relating to any of the Accounts or to assigned Collateral.

d. in CLIENT'S name, or otherwise, demand, sue for, collect, and give release for any and all monies due, or to become due on Accounts sold and assigned hereunder.

e. do any and all things necessary and proper to carry out the purpose intended by this Agreement.

f. execute any documents necessary to perfect or to continue any Security Interest and without further authorization from CLIENT file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement

The authority granted GBBF shall remain in full force and effect until all Accounts are paid in full and any indebtedness of CLIENT to GBBF is discharged.

GBBF COVENANTS:

25. GBBF reserves the sum of ($1,000,000.00) One Million and  00/100 for the purchase of ALL of CLIENT's Accounts.  These funds are available daily at CLIENT'S option, subject to restriction as governed by the Advance Formula.  Daily availability will be communicated to CLIENT via GBBF'S Availability / Advance Request.

26.  This Agreement shall have an initial term ending with the first full (12) Twelve calendar months and unless terminated by either party giving not less than thirty (30) days prior written notice.

27.  STATEMENT OF Acceptable/Eligible Accounts: GBBF shall identify in writing all Acceptable/Eligible Accounts and provide to CLIENT, upon request, a written statement thereof (Weekly Aging Report).

ACCOUNTING & FEES:

28. Funds advanced by GBBF to CLIENT are subject to daily fee of Greater Bay Bank N.A. Prime Rate + 4.000% /360 (equivalent to a monthly discount fee of Greater Bay Bank N.A. Prime Rate + 4.000% /12) percent calculated on the daily balance (as reported on the CLIENT Liability Detail Report) owing to GBBF.  This period will usually be 1 calendar day except for weekends and or weeks where holidays or other non-operating days prevent the fee from being taken on a daily basis.

29. GBBF will provide to the CLIENT daily, via fax, an advance and availability request.  This report must be acknowledged and returned, via fax, to GBBF no later than 11:30AM if a deposit or wire transfer is to be made the same date as the request form was issued to the CLIENT by GBBF.

30. PAYMENT PROCESSING:  All payments received by GBBF will be applied to CLIENT's Outstanding Balance daily following a 2 (Two) business day hold to allow for the application of collected funds.

31.  DISPUTED ACCOUNT:  CLIENT will immediately notify GBBF of any Account subject to a Customer Dispute (See Paragraph 10 for definition) of any kind whatsoever and said Account shall be removed as an Acceptable/Eligible Account.

32.  INVOICING ERRORS:  Mistaken, incorrect and/or erroneous invoicing, submitted by CLIENT to GBBF may at GBBF’s discretion be deemed a Customer Disputed sold and Assigned Account and shall be removed as an Acceptable/Eligible Account.

COLLATERAL:

33.   As Collateral for the payment of any indebtedness now owing, or in the future owing, by CLIENT to GBBF, CLIENT hereby grants to GBBF a security interest in the following property:

a. See Exhibit A attached.

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34.  CLIENT will maintain such insurance covering CLIENT'S business and/or the property of CLIENT's Customers as is customary for businesses similar to the business of CLIENT.

35.   CLIENT shall complete any and all documents required to provide GBBF a perfected security interest/lien in the Collateral pledged to GBBF.

DEFAULT:

36. Any one or more of the following shall constitute an event of default:

a. If CLIENT shall fail to pay any amount of indebtedness to GBBF when owing;

b. If CLIENT shall be in breach of any term, provision, Warranty, or representation under this Agreement, or any other agreement related hereto;

c. If bankruptcy or insolvency proceedings shall be instituted by or against CLIENT.

d. If the Collateral shall be attached, levied upon, seized in any legal proceeding, and not released within 5 working days thereof;

e. If CLIENT shall cease doing business and there shall exist any indebtedness or commitments by CLIENT to GBBF;

f. Any Accounts, documents, statements, or other writings submitted by CLIENT to GBBF prove false or inaccurate in any material respect;

g. If CLIENT has contributed to, or aggravated Account debtor's problem, insolvency, and/or said Account debtor's ability and/or willingness to pay any Accounts;

h. If any unpaid judgment or tax lien exists against CLIENT;

i. If GBBF with reasonable cause and in good faith determines that it's purchased asset or collateral is impaired for any reason whatsoever;

j. Terminating prior to end of initial term;

k. Any change in CLIENT's place of business, name, legal entity, corporate structure, record-keeping location, and/or as to any additional place of business, or expiration of any special license(s), or transfer of assets, or technology, to a third party, or proposed change in ownership in excess of twenty five percent, (25%), of outstanding shares.

REMEDIES AFTER DEFAULT:

37. In the event of any default GBBF may do any one or more of the following:

a.

 Declare any indebtedness secured hereby immediately due and payable;

b.

Increase the daily fee by five percent / 360 (equivalent to an increase in the monthly discount fee of 5.000% / 12).

c. Notify any and all Customers and take possession of the Accounts and Collateral and collect any receivables or funds paid to CLIENT all without judicial process;

d. Require CLIENT to assemble the Collateral and the records pertaining to receivables or other assets pledged as collateral, and make them available to GBBF, at a place designated by GBBF;

e. Enter the premises of CLIENT and take possession of the Collateral and of the records pertaining to the receivables and any other Collateral;

f. Grant extensions, compromise claims and settle receivables for less than face value, all without prior notice to CLIENT;

g. Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by CLIENT;

h. Return any surplus realized to CLIENT after deduction of reasonable expenses, attorney’s fees, attorney's fees on appeal, collection costs, independent third party auditors, incurred by GBBF in resolving said default;

i. Hold CLIENT liable for any deficiency.

j. Establish a reserve from the collection of Accounts to meet reasonable legal expenses associated with a future defense resulting from an action brought against GBBF by CLIENT, CLIENT’s customer, or other third party, as a result of an action of default.

k. Injunction against CLIENT taking any action with regard to the Accounts or Collateral.

l. GBBF is authorized by CLIENT to receive, direct and forward, open, and dispose of all mail addressed to CLIENT at any address used by CLIENT to receive mail.

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GENERAL:

38.  After termination CLIENT remains fully responsible to GBBF for any indebtedness existing, or which may yet arise in connection with Accounts that remain unpaid.

39.   If during the term hereof CLIENT fails to make any payment required, GBBF may at its discretion pay the same and charge CLIENT therefore.

40.  CLIENT will not, under any circumstances, or in any manner whatsoever, interfere with any of GBBF's rights under this Agreement.

41.  TAX COMPLIANCE: CLIENT will furnish GBBF upon request satisfactory proof of payment and/or compliance with all Federal, State and/or Local tax requirements.

42.  NOTICE OF LEVY:  CLIENT will promptly notify GBBF of any attachment or any other legal process levied against CLIENT.

43.  LEGAL FEES:  The losing party will pay any and all legal expenses and reasonable attorney's fees, paralegal fees, staff overtime expense, travel costs, costs on appeal, or other reasonable collection costs, that the prevailing party may incur as a result of either CLIENT or GBBF enforcing this Agreement one against the other.

44.  HOLD HARMLESS:  CLIENT shall hold GBBF harmless against any liability, damages, loss, attorneys' fees and costs of any type due to any action by a Customer arising from GBBF'S collecting or attempting to collect any Accounts so long as these collections are performed in a commercially reasonable manner and in compliance with all applicable laws, rules and regulations.   CLIENT maintains the primary responsibility for collections efforts, until the occurrence of an event of default.

45.  BINDING ON FUTURE PARTIES:  This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties thereto.

46.  CUMULATIVE RIGHTS:  All rights, remedies and powers granted to GBBF in this Agreement, or in any note, or other agreement given by CLIENT to GBBF, are cumulative and may be exercised singularly or concurrently with such other rights as GBBF may have.  These rights may be exercised from time to time as to all or any part of the pledged Collateral as GBBF in its discretion may determine.

47.  WRITTEN WAIVER: GBBF may not waive its rights and remedies unless the waiver is in writing and signed by GBBF.  A waiver by GBBF of a right, or remedy under this Agreement on one occasion is not a waiver of the right, or remedy on any subsequent occasion.

48.  WASHINGTON LAW:  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.  CLIENT hereby consents to the exclusive jurisdiction of the State of Washington in any dispute arising hereunder or related hereto.  Venue for any actions shall be in King Co. Washington.

49.  INVALID PROVISIONS:  If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

50.  ENTIRE AGREEMENT:  This instrument contains the entire Agreement between the parties.  Any addendum or modification hereto will be signed by both parties and attached hereto.

51.  EFFECTIVE:  This Agreement becomes effective when it is accepted and executed by the authorized officers of GBBF.

52.   Execution of this document may contain multiple signature pages; each shall be considered, when combined, as one signed and executed document.

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Executed the 13th day of March, 2007 at Staten Island, New York.

Freundlich Supply Company, Inc.

By:_____________________________

Title: ___________________________

By:_____________________________

Title: ___________________________

Greater Bay Business Funding, a division of Greater Bay Bank, NA

Accepted this _____ day of _____________, 200_, at Bellevue, Washington

By:_________________________________________

Title: ____________________________

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CONTRACT OF SALE

SECURITY AGREEMENT

Freundlich Supply Company, Inc.

EXHIBIT "A"

All personal property, now owned or hereafter acquired, including without limitation accounts, contract rights, chattel paper, documents, instruments, deposit accounts, investment property, letters of credit, commercial tort claims, general intangibles, inventory, raw materials, work in progress, finished goods, equipment, accessions, substitutions and accessions, and proceeds (cash and non-cash) including, without limitation, insurance proceeds, thereof.

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